PRESS RELEASE

INTERNATIONAL SEAWAYS COMPLETES ACQUISITION OF SIX MODERN VLCCS

Grows Fleet 23% Since Spinoff, Reduces Average Age of Fleet to Under Nine Years
and Increases Earnings Power

New York, NY – June 14, 2018 – International Seaways, Inc. (NYSE: INSW) ("INSW"), one of the largest tanker companies worldwide providing energy transportation services for crude oil, petroleum products and liquefied natural gas ("LNG"), today announced that it has completed its previously announced acquisition of six 300,000 DWT VLCCs for a purchase price of $434 million, inclusive of assumed debt, from Euronav NV ("Euronav").

The six vessels have an average age of two years and include five 2016-built VLCCs and one 2015-built VLCC, each constructed at Shanghai Waigaoqiao Shipbuilding Co.  International Seaways financed the acquisition with the assumption of $311 million of debt secured by the six vessels under a China Export & Credit Insurance Corporation ("Sinosure") facility funded by The Export-Import Bank of China, Bank of China (New York Branch) and Citibank, N.A., and with available liquidity.

"The acquisition of these highly efficient modern sister ships underscores our success in executing on our stated strategy of growing and renewing International Seaways' fleet during a low point of the cycle," said Lois K. Zabrocky, International Seaways' President and CEO.  "Since completing our spinoff in December 2016, we have grown our fleet 23% on a deadweight ton basis and reduced the fleet's average age by close to three years, without diluting our shareholders.  Importantly, INSW has maintained our strong balance sheet with net loan to value at our target of 50%, one of the lowest profiles in the industry.  We are pleased to have concluded this transaction with Euronav, with whom we have had a close working relationship for over ten years as part of our FSO joint venture and in our leading VLCC pool, Tankers International.  We believe this transaction further enhances our industry leadership and earnings power ahead of a market recovery and we remain in a strong position to optimize cash flow through the current cycle."

Ms. Zabrocky continued, "Our logo is a lighthouse, a beacon of safety.  The lighthouse symbolizes our core values:  safety, reliability, excellence.  Each of the ships acquired since our formation is named after a lighthouse:  Montauk, Hatteras and Raffles.  These six ships are expected to be named after lighthouses as well:  Seaways Liberty, Seaways Hendricks, Seaways Diamond Head, Seaways Cape Henry, Seaways Triton, and Seaways Tybee."

Cleary Gottlieb Steen & Hamilton LLP served as principal legal counsel and Jefferies LLC served as principal financial advisor to INSW relating to the transaction.

About International Seaways, Inc.
International Seaways, Inc. (NYSE:INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil, petroleum products and LNG.  With the completion of the VLCC acquisition and sale of the ULCC, International Seaways owns and operates a fleet of 54 vessels, including 14 VLCCs, two Suezmaxes, seven Aframaxes/LR2s, 12 Panamaxes/LR1s and 13 MR tankers.  Through joint ventures, it has ownership interests in four LNG carriers and two floating storage and offloading service vessels.  International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency.  International Seaways is headquartered in New York City, NY. Additional information is available at www.intlseas.com.

Forward-Looking Statements
This release contains forward-looking statements.  In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company.  All statements other than statements of historical facts should be considered forward-looking statements.  These matters or statements may relate to the Company's plans to issue dividends, its prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments.  Forward-looking statements are based on the Company's current plans, estimates and projections, and are subject to change based on a number of factors.  Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2017 for the Company, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and in similar sections of other filings made by the Company with the SEC from time to time.  The Company assumes no obligation to update or revise any forward-looking statements.  Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
David Siever
International Seaways, Inc.
(212) 578-1635
dsiever@intlseas.com